                                                                   EXHIBIT 10.15


                              REDEMPTION AGREEMENT


      THIS AGREEMENT is made as of the 18th day of September, 1997, between The Children's Place Retail Stores, Inc., a Delaware corporation (the "Company"), and Nomura Holding America Inc., a Delaware corporation ("Nomura").

                                    RECITALS

      WHEREAS, the Company expects to undertake an initial public offering (the "IPO") of its Common Stock in September 1997 or as soon thereafter as practicable;

      WHEREAS, as set forth in Section 1.1 hereof, the Company desires to purchase and redeem from Nomura, and Nomura desires to sell to the Company, concurrently with the consummation of the IPO, that certain warrant (the "Warrant"), dated June 28, 1996, issued by the Company to Nomura entitling Nomura to purchase up to 16,602.1 shares of the Company's Series A Common Stock, par value $0.10 per share (the "Series A Common Stock"), at an exercise price of $321.24 per share;

      WHEREAS, prior to the consummation of the IPO, the Company expects to effect a 120-for-one stock split (the "Stock Split") of the Series A Common Stock and to redesignate (the "Reclassification") the Series A Common Stock as Common Stock (the "Common Stock"); and

      WHEREAS, after giving effect to the Stock Split and Reclassification, the Warrant will be exercisable for 1,992,252 shares of Common Stock at an exercise price of $2.677 per share.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties contained herein, the sufficiency of which is hereby acknowledged, and intending to be legally bound, the Company and Nomura agree as follows:

            I. PURCHASE AND SALE; REDEMPTION; CLOSING

            1.1. Redemption of Warrant. On the terms and subject to the conditions set forth in this Agreement, concurrently with the consummation of the IPO (the date of such consummation, the "IPO Closing Date"), the Company will purchase and redeem (such purchase and redemption, the "Warrant Redemption"), and Nomura will sell and transfer to the Company, the Warrant (in its entirety) for an aggregate purchase price (the "Redemption Price"), payable in immediately available funds, which shall equal (after giving effect to the Stock Split and the Reclassification) the product of (x) the IPO price per share of Common Stock minus the IPO underwriting discount per share of Common Stock minus the $2.677 exercise price per share of Common Stock multiplied by (y) the 1,992,252 shares of Common Stock subject to the Warrant.

            1.2. Closing. The closing (the "Closing") of the Warrant Redemption contemplated hereunder will take place at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York (or such other location in the City of New York as the Company may designate), immediately following the consummation of the IPO and concurrently with the repayment (the "Note Repayment") to Nomura by the Company of the $20,000,000 aggregate original principal amount of its 12% Senior Subordinated Notes due 2002 (the "Nomura Note"), together with the payment to Nomura by the Company of any accrued and unpaid interest thereon and of such reasonable attorney's fees and disbursements as are incurred by Nomura in connection with the IPO and Warrant Redemption, on the IPO Closing Date or on such later date as the parties may agree (the date on which the Closing occurs is herein referred to as the "Closing Date"). At the
Closing:

            (a) Nomura will deliver to the Company the certificate or certificates representing the Warrant, together with an instrument of assignment duly executed in blank and such other documents as the Company may reasonably request to transfer record ownership of the Warrant to the Company; and

            (b) The Company will deliver to Nomura the Redemption Price in immediately available funds by wire transfer to an account designated by Nomura by notice to the Company in accordance with this Agreement not later than two business days prior to the Closing Date.

            1.3. Proceedings. Except as otherwise specifically provided for in this Agreement, all proceedings that will be taken and all documents that will be executed and delivered by the parties hereto on the Closing Date will be deemed to have been taken and executed simultaneously and no proceeding will be deemed taken nor any document executed and delivered until all have been taken, executed and delivered.

            II. REPRESENTATIONS AND WARRANTIES OF NOMURA

            2.1. Nomura represents and warrants to the Company, as follows:

            2.1.1. Authority; Enforceability. The execution, delivery and performance by Nomura of this Agreement is within Nomura's corporate powers and has been duly authorized by all necessary corporate action on the part of Nomura. This Agreement constitutes a valid and binding agreement of Nomura, enforceable against Nomura in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency, moratorium or other similar laws.

            2.1.2. No Conflicts. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, violate or conflict with in any respect or result in a breach under any contract, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Nomura or its property or assets.

            2.1.3. No Consents. No consent of, approval or filing with, any court or other governmental authority is required to be obtained or made by or with respect to Nomura in connection with the execution and delivery of this Agreement or the consummation by Nomura of the transactions contemplated hereby.

            2.1.4. Ownership of Warrant. The Warrant is owned, lawfully of record and beneficially, by Nomura, free and clear of any Liens (as defined) and is the only warrant for capital stock of the Company or other equity interest in the Company owned by Nomura.

            As used herein, "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset but shall not include the right of any Nomura officer or employee to any portion of the net proceeds received by Nomura from the Warrant Redemption. For purposes of this Agreement, a person will be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

            2.1.5. Title. Upon the repurchase of the Warrant by the Company, the Company will acquire good title to the Warrant, free and clear of all Liens, other than Liens arising from, through or as a result of any action or omission other than of Nomura or any other holder of the Warrant prior to the Closing.

            III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            3.1. The Company represents and warrants to Nomura as follows:

            3.1.1. Corporate Authorization; Enforceability. The execution, delivery and performance by the Company of this Agreement is within the Company's corporate powers and has been duly authorized by all necessary corporate action on the part of the Company. This Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency, moratorium or other similar laws.

            3.1.2. No Conflicts. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, violate or conflict with in any respect or result in a breach under any contract, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its property or assets.

            3.1.3. No Consents. No consent of, approval or filing with, any court or other governmental authority is required to be obtained or made by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby.

            IV. CONDITIONS TO CLOSING

            4.1. Conditions to Obligations of Nomura. The obligations of Nomura to consummate the Closing are subject to the satisfaction of the following conditions:

            4.1.1. Representations, Warranties and Covenants of the Company. (a) The representations and warranties of the Company made in this Agreement shall be true and correct as of the date hereof and as of the Closing, as though made as of the Closing, and (b) the Company shall have performed and complied with all terms, agreements and covenants contained in this Agreement required to be performed or complied with by the Company on or before the Closing Date;

            4.1.2. IPO. The IPO shall have been consummated; the IPO price per share of Common Stock (without deducting the IPO underwriting discount per share of Common Stock) shall have been at least $13.00; and the Company shall have applied $20 million of proceeds from the IPO to repay the Nomura Note.

            4.2. Conditions to Obligations of the Company. The obligations of the Company to consummate the Closing are subject to the satisfaction of the following conditions:

            4.2.1. Representations, Warranties and Covenants of Nomura. (a) The representations and warranties of Nomura made in this Agreement shall be true and correct as of the date hereof and as of the Closing, as though made as of the Closing, and (b) Nomura shall have performed and complied with all terms, agreements and covenants contained in this Agreement required to be performed or complied with by Nomura on or before the Closing Date.

            4.2.2. IPO. The IPO shall have been consummated.

            V. PROVISIONS CONCERNING CERTAIN RIGHTS OF NOMURA

            5.1 Waiver of Registration Rights. In accordance with Section 4.8 of that certain Registration Rights Agreement, dated as of June 28, 1996 (the "Registration Rights Agreement"), by and among the Company, Nomura and certain stockholders of the Company, Nomura hereby waives the following:

            (a) any requirement set forth in the Registration Rights Agreement that the Company provide Nomura with notice of the filing of a registration statement under the Securities Act of 1933, as amended, with respect to the IPO; and

            (b) any rights Nomura may have under the Registration Rights Agreement to request that the Company include in the IPO any Registrable Securities (as defined in the Registration Rights Agreement) held by Nomura.

            5.2 Note Prepayment. Nomura and the Company confirm their agreement that notwithstanding any provision contained in the Note and Warrant Purchase Agreement dated June 28, 1996, the Company shall have the right to repay the Note on the IPO Closing Date, without any prior notice and without any prepayment premium.

            VI. SURVIVAL; INDEMNIFICATION

            6.1. Survival. The representations and warranties of the parties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith will survive the Closing until 18 months after the Closing Date. All covenants and agreements of the parties contained in this Agreement will survive the Closing indefinitely.

            6.2. Indemnification. (a) Nomura will indemnify the Company and hold it harmless from any and all losses, liabilities and expenses (including, without limitation, expenses of investigation and attorneys' fees and expenses) incurred or suffered by the Company and resulting or arising from: (i) any misrepresentation or breach of any representation or warranty by Nomura contained in this Agreement or (ii) any breach by Nomura of any covenant or undertaking made or to be performed by Nomura pursuant to this Agreement.

            (b) The Company will indemnify Nomura and hold it harmless from any and all losses, liabilities and expenses (including, without limitation, expenses of investigation and attorneys' fees and expenses) incurred or suffered by Nomura and resulting or arising from: (i) any misrepresentation or breach of any representation or warranty by the Company contained in this Agreement or
(ii) any breach by the Company of any covenant or undertaking made or to be performed by the Company pursuant to this Agreement. In addition, the Company will indemnify Nomura in accordance with, and to the extent of, the indemnification provisions set forth in the Registration Rights Agreement, all as if Nomura were a Registering Stockholder (as defined in the Registration Rights Agreement) with respect to the IPO.

            6.3 Limitation of Indemnification. The indemnification obligations of Nomura will not exceed the amount of the Redemption Price.

            VII. MISCELLANEOUS

            7.1. Termination. (a) This Agreement shall automatically terminate and be null, void and of no further effect if the IPO Closing has not occurred by October 31, 1997 for any reason.

            (b) If this Agreement is terminated by reason of a willful and intentional breach of any provision hereof by any party, the breaching party will be liable for damages incurred by the nonbreaching party as a result of such breach, which damages will include, without limitation, any out-of-pocket costs and expenses incurred by the nonbreaching party in connection with the enforcement of its rights hereunder (including reasonable fees and disbursements of counsel).

            7.2. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed postage prepaid by first-class registered or certified airmail, or sent by nationally recognized overnight express courier service, or transmitted by telecopier, and shall be deemed given when so mailed or sent, or, if telecopied, when receipt of transmission is acknowledged, and shall be delivered as addressed as follows:

            (a) If to the Company, to:

                   The Children's Place
                   1 Dodge Drive
                   West Caldwell, NJ  07006
                   Telecopier:  (973) 808-5637
                   Attn:  Steven Balasiano, Esq.

            or to such other person or place as the Company shall designate to Nomura in writing; and

            (b) If to Nomura, to:

                   Nomura Holding America Inc.
                   2 World Financial Center, Building B
                   New York, NY  10281-1198
                   Telecopier:  (212) 667-1029
                   Attn:  Howard Gellis, or his authorized representative

            or to such other person or place as Nomura shall designate to the Company in writing;

provided, however, that any notice of change of address shall be effective only upon receipt.

            7.3. Amendments. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and Nomura.

            7.4. Successors and Assigns. The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

            7.5. No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, expressed or implied, will give or be construed to give to any person or entity, other than the parties hereto and such permitted assigns, any legal or equitable rights hereunder.

            7.6. Counterparts. This Agreement may be signed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            7.7. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            7.8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS RULES AS TO CONFLICTS OF LAW.

            7.9. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

            7.10. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.


               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    THE CHILDREN'S PLACE RETAIL STORES, INC.

                                    By: /s/ Steven Balasiano
                                        -------------------------------------
                                        Name:  Steven Balasiano
                                        Title: Secretary


                                    NOMURA HOLDING AMERICA INC.

                                    By:
                                        --------------------------------------
                                        Name:
                                        Title: